SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C.  20549


                                              FORM 8-K


                                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 25, 1995



                  OLD POINT FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)





        Virginia                        0-12896             54-1265373
       (State or other jurisdiction of  (Commission        (I.R.S. Employer
        incorporation or organization    File Number)     Identification No.)



                1 West Mellen Street, Hampton, Virginia             23663
                (Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code (804) 728-1200

Item 5.         Other Events

        At its annual stockholders' meeting on April 25, 1995, the stockholders of Old Point Financial Corporation (Corporation) approved an amendment to paragraph A, Article III of the Corporation's Articles of Incorporation as follows:

        A. General Authorization. The Corporation shall have the authority to issue 6,000,000 shares of Common Stock, par value $5.00 per share.

        The purpose of the Amendment is to increase the Corporation's authorized shares of common stock from 3,000,000 to 6,000,000. Of the shares currently authorized, 1,273,537 shares were outstanding as of March 14, 1995. The Amendment will provide an ample reservoir of authorized shares for future flexibility to raise capital, as needed, to fund stock dividends, to fund future stock option plans for employees and management, to fund any future affiliations or acquisitions, and for general corporate purposes. The Board of Directors has no present plans to issue additional shares of common stock.

        Approval of the Amendment to the Corporation's Articles of Incorporation required the affirmative vote of the holders of more than two-thirds of the Corporations' outstanding shares of common stock. 1,122,471 outstanding shares of common stock were entitled to vote on the matter. The number of shares cast FOR the amendment was 895,493. The number of shares cast AGAINST the amendment was 71,787. The number of shares ABSTAINING from voting on the amendment was 9,311. Accordingly, a sufficient number of the outstanding shares entitled to vote on the matter approved the amendment.


                                              * * * * *


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Old Point Financial Corporation




Dated:       May 2, 1995                       By: /s/Robert F. Shuford
                                                      Robert F. Shuford
                                                      Chairman of the Board,
                                                        President & CEO